                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                   SCANA CORPORATION
-----------------------------------------------------------------
        (Name of Registrant as Specified In Its Charter)

-----------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the
                           Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which
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           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
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                ----------------------------------------------------------
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                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------



                                            Your VOTE is important

                                 [LOGO]

                   SCANA Corporation Proxy Statement

      2000 Notice of Annual Meeting
                                         and Proxy Statement

------------------------------------------------------------

                                                                    [SCANA LOGO]

March 17, 2000

Dear Shareholders:

    You are cordially invited to attend the Annual Meeting of Shareholders to be held on Thursday, April 27, 2000, at 10:00 A.M. The meeting will be held at the Sheraton Imperial Hotel and Convention Center, 4700 Emperor Boulevard, Research Triangle Park, Raleigh-Durham, North Carolina.

    - The 1999 Annual Report to Shareholders is included in this mailing. The approximate date of mailing for this proxy statement and enclosures is March 17, 2000.

    - You will find a Notice of Meeting on page 1 identifying five proposals for your action.

    - At the meeting, we will present a brief report on SCANA's 1999 business results and plans for the future. We will also respond to your questions and comments.

    - If you plan to attend the meeting, please indicate on the enclosed proxy card. An admission ticket is enclosed.

    - If you will need special assistance at the meeting because of a disability, please contact the office of the Corporate Secretary, Mail Code 13-4 at SCANA Corporation's principal executive offices, 1426 Main Street, Columbia, South Carolina 29201 or call (803) 217-9683.

    - Refreshments will be served beginning at 9:00 A.M. in the Imperial Ballroom Reception Area of the Sheraton Imperial Hotel and Convention Center.

    YOUR VOTE IS IMPORTANT. We encourage you to read this Proxy Statement and vote your shares as soon as possible. A return envelope for your proxy card is enclosed for your convenience.

Sincerely,

[LOGO]
William B. Timmerman
Chairman of the Board,
President and Chief Executive Officer

Table of Contents
----------------------------------------------------------------------

                                                                Page
                                                              --------
CHAIRMAN'S LETTER TO SHAREHOLDERS

NOTICE OF ANNUAL MEETING....................................       1

VOTING PROCEDURES...........................................       2

DIRECTOR COMPENSATION.......................................       3

BOARD MEETINGS -- COMMITTEES OF THE BOARD...................       4

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION...............................................       6

OTHER RELATED TRANSACTIONS..................................       6

ELECTION OF DIRECTORS -- ITEMS 1, 2 AND 3...................       7

            ITEM 1 -- NOMINEES for CLASS I DIRECTORS........       8

            ITEM 2 -- NOMINEES for CLASS II DIRECTORS.......       9

            ITEM 3 -- NOMINEE for CLASS III DIRECTOR........       9

CONTINUING DIRECTORS........................................      10

SHARE OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE
OFFICERS....................................................      12

FIVE PERCENT OWNER OF SCANA COMMON STOCK....................      12

EXECUTIVE COMPENSATION......................................      13

            Summary Compensation Information................      13

            Long-Term Incentive Plan Award Opportunities....      14

            Defined Benefit Plans...........................      14

            Termination, Severance and Change In Control
            Arrangements....................................      16

REPORT ON EXECUTIVE COMPENSATION............................      17

PERFORMANCE GRAPH...........................................      21

ITEM 4 -- APPROVAL OF SCANA LONG-TERM EQUITY COMPENSATION
PLAN........................................................      23

ITEM 5 -- APPROVAL OF APPOINTMENT OF AUDITORS...............      28

OTHER INFORMATION...........................................      28

            Section 16(a) Beneficial Ownership Reporting
            Compliance......................................      28

            Shareholder Proposals and Recommendations for a
            Director Nominee................................      28

            Expenses of Solicitation........................      28

            Tickets to the Annual Meeting...................      29

APPENDIX A--SCANA LONG-TERM EQUITY COMPENSATION PLAN........     A-1

  ELIMINATE DUPLICATE MAILINGS
      Securities and Exchange Commission rules require us to provide an Annual Report to shareholders who receive this proxy statement. If you are a shareholder of record and have more than one account in your name or have the same address as one or more other shareholders of record you may authorize us to discontinue mailings of multiple Annual Reports by marking the designated box on the enclosed proxy card.

NOTICE OF ANNUAL MEETING
------------------------------------------------------------

                                                                    [SCANA LOGO]

MEETING DATE:                Thursday, April 27, 2000

MEETING TIME:                10:00 A.M., Eastern Daylight Savings Time

MEETING PLACE:               Sheraton Imperial Hotel and Convention Center
                             4700 Emperor Boulevard
                             Research Triangle Park
                             Raleigh-Durham, North Carolina

MEETING RECORD DATE:         March 10, 2000

MEETING AGENDA:              1) Election of Class I Directors
                             2) Election of Class II Directors
                             3) Election of Class III Director
                             4) Approval of SCANA Long-Term Equity Compensation Plan
                             5) Approval of Appointment of Auditors

SHAREHOLDER LIST

    A list of shareholders entitled to vote at the meeting will be available at SCANA's Corporate Offices, 1426 Main Street, Columbia, South Carolina, during business hours from March 17, 2000 through the date of the meeting, for examination by any shareholder for any legally valid purpose.

ADMISSION TO THE MEETING

    An admission ticket or proof of share ownership as of the record date is required. See page 29.

By Order of the Board of Directors

[SIG]

Lynn M. Williams
Corporate Secretary

                  PLEASE SIGN, DATE AND MAIL YOUR PROXY TODAY
                            IN THE ENVELOPE ENCLOSED

VOTING PROCEDURES
--------------------------------------------------------------------------------

YOUR VOTE IS IMPORTANT

    Whether or not you plan to attend the Annual Meeting, please take the time to vote your shares as soon as possible.

VOTING YOUR SHARES

    Whether you hold shares directly as the shareowner of record or beneficially in street name, you may direct your vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. Please refer to the instructions included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

CHANGING YOUR PROXY VOTE

    You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held in street name, you may accomplish this by submitting new voting instructions to your broker or nominee.

VOTING BY SAVINGS PLAN PARTICIPANTS

    If you own SCANA shares as a participant in the SCANA Stock Purchase Savings Plan, you will receive a proxy card that covers only your plan shares. Proxies executed by plan participants will serve as voting instructions to First Union National Bank, the trustee for the plan.

VOTE REQUIRED AND METHOD OF COUNTING VOTES

    At the close of business on the record date, March 10, 2000, there were 100,935,428 shares outstanding and entitled to vote at the Annual Meeting. Each share is entitled to one vote on each proposal at the Annual Meeting.

    The presence, in person or by proxy, of the holders of a majority of the shares entitled to be voted at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

ITEMS 1, 2 AND 3 -- ELECTION OF DIRECTORS

    A plurality of the votes cast is required for the election of Directors. "Plurality" means that if there are more nominees than positions to be filled, the five individuals who receive the largest number of votes cast for Class I Directors; the two individuals who receive the largest number of votes cast for Class II Directors; and the individual who receives the largest number of votes cast for Class III Director will be elected as directors. Votes indicated as "withheld" and broker "non-votes" will not be cast for nominees.

ITEM 4 -- APPROVAL OF SCANA LONG-TERM EQUITY COMPENSATION PLAN

    The SCANA Long-Term Equity Compensation Plan will be approved if a majority of the shares represented at the Annual Meeting vote in favor of approval. Abstentions and broker "non-votes" will have the same effect as a no vote.

ITEM 5 -- APPROVAL OF APPOINTMENT OF AUDITORS

    The appointment of Deloitte & Touche, LLP will be approved if more shares vote for approval than vote against. Accordingly, abstentions and broker "non-votes" will have no effect on the vote.

OTHER BUSINESS

    The Board knows of no other matters to be presented for shareholder action at the meeting. If other matters are properly brought before the meeting, the persons named in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

DIRECTOR COMPENSATION
--------------------------------------------------------------------------------

BOARD FEES

    Officers of SCANA who are also directors do not receive additional compensation for their service as directors. Since April 1999, compensation for non-employee directors has included the following:

    - an annual retainer of $19,400 (41% of the annual retainer fee is paid in shares of SCANA Common Stock);

    - a fee of $2,000 for each board meeting attended;

    - a fee of $1,000 for attendance at a committee meeting, which is held on a day other than a regular meeting of the board (no additional fees are paid if a committee meeting is held on the same day as a board meeting);

    - a fee of $200 for participation in a telephone conference meeting;

    - a fee of $1,000 for attendance at an all-day conference; and

    - reimbursement for expenses incurred in connection with all of the above.

DEFERRAL PLAN

    Non-employee directors may participate in SCANA's Voluntary Deferral Plan. This plan permits non-employee directors to defer receipt of all or part of their fees (except the portion paid in shares of SCANA Common Stock) and receive, upon ceasing to serve as a director, the amount that would have resulted from investing the deferred amounts in an interest bearing savings account.

    Since January 1, 1999, the interest rate has been set at the announced prime rate as published in the Money Rates Section of THE WALL STREET JOURNAL.
Mr. Rhodes and Mr. Bennett were the only directors who participated in the plan during 1999. Mr. Rhodes became a participant in July 1987 and Mr. Bennett in December 1997. During 1999, interest credited to Mr. Rhodes' deferral account was $34,953 and interest credited to Mr. Bennett's deferral account was $827.

ENDOWMENT PLAN

    Upon election to a second term, a director becomes eligible to participate in the SCANA Director Endowment Plan, which provides for SCANA to make a tax deductible, charitable contribution totaling $500,000 to institutions of higher education designated by the director. The plan is intended to reinforce SCANA's commitment to quality higher education and to enhance its ability to attract and retain qualified board members. A portion is contributed upon retirement of the director and the remainder upon the director's death. The plan is funded in part through insurance on the lives of the directors. Designated in-state institutions of higher education must be approved by the Chief Executive Officer of SCANA. Any out-of-state designation must be approved by the Management Development and Corporate Performance Committee. The designated institutions are reviewed on an annual basis by the Chief Executive Officer to assure compliance with the intent of the program.

OTHER

    As a Company retiree, Mr. Gressette receives a monthly benefit of $9,488 under the Key Employee Retention Plan described on page 15 and a monthly benefit of $28,380 under the Retirement Plan and a SERP as described on page 14.

BOARD MEETINGS -- COMMITTEES OF THE BOARD
--------------------------------------------------------------------------------

    The Board held six meetings in 1999. Each director, attended at least 75% of all Board and applicable committee meetings during 1999. This table describes the Board's Committees.

                                                                                                      NUMBER OF
         NAME OF COMMITTEE                                   FUNCTIONS                               MEETINGS IN
            AND MEMBERS                                   OF THE COMMITTEE                               1999

  EXECUTIVE COMMITTEE               - provides counsel to the Chief Executive Officer                 9 Meetings
  L. M. Gressette, Jr., Chairman    - reviews management's long-range strategic plans, goals and
  B. L. Amick                         objectives
  H. M. Chapman                     - reviews budgets, financial plans, plans for debt financing
  W. H. Hipp                          and the financing of acquisitions, investments and capital
  L. M. Miller                        expenditures of a major nature
  M. K. Sloan                       - reviews and recommends actions relating to dividends
                                    - monitors advertising and philanthropic activities
                                    - recommends levels of expenditures to the Board
                                    - recommends the slate of director nominees to be presented for election at each annual meeting
                                    - recommends assignments of directors to serve on Board
                                      Committees

  MANAGEMENT DEVELOPMENT AND        - reviews the investment policies of SCANA's Retirement           5 Meetings
  CORPORATE PERFORMANCE COMMITTEE     Plan, selects its investment managers and monitors the
  H. M. Chapman, Chairman             performance of such investment managers
  B. L. Amick                       - recommends to the Board, persons to serve as officers of
  W. B. Bookhart, Jr.                 SCANA (and its subsidiaries)
  J. B. Rhodes                      - recommends to the Board, salary and compensation levels,
  M. K. Sloan                         including fringe benefits for officers and directors of
  H. C. Stowe                         SCANA
  W. B. Timmerman*                  - reviews SCANA's compensation plans
  *Ex-officio, non-voting member    - provides direction regarding the operation of SCANA's
                                      Retirement Plan and other employee welfare benefit plans
                                    - reviews management's resources and development, and
                                      recommends to the Board succession plans for senior
                                      management
                                    - reviews SCANA's active operating performance
                                    - reviews SCANA's performance in regard to well-being of
                                      employees, including safety, health and equality of
                                      treatment
                                    - reviews outside relationships, including those with
                                      governments, other businesses and the community
                                    - reviews the impact of regulations, litigation and any
                                    public policy controversy that may affect SCANA


                                                                                                      NUMBER OF
         NAME OF COMMITTEE                                   FUNCTIONS                               MEETINGS IN
            AND MEMBERS                                   OF THE COMMITTEE                               1999
  PERFORMANCE SHARE PLAN COMMITTEE  - administers the SCANA Corporation Performance Share Plan    During 1999, this
  H. M. Chapman, Chairman                                                                          Committee
  J. A. Bennett                                                                                    conducted its
  W. B. Bookhart, Jr.                                                                              business through
  D. M. Hagood                                                                                     Written Consents.
  L. M. Miller
  M. K. Sloan
  H. C. Stowe

  AUDIT COMMITTEE                   - meets periodically with SCANA's internal auditors and           3 Meetings
  E. T. Freeman, Chairman             independent public accountants to discuss and evaluate the
  J. A. Bennett                       scope and results of audits and SCANA's accounting
  D. M. Hagood                        procedures and controls
  W. H. Hipp                        - reviews SCANA's financial statements before submission to
  H. C. Stowe                         the Board for approval, prior to dissemination to
                                      shareholders, the public or regulatory agencies
                                    - recommends to the Board (for appointment by the Board and ratification by the shareholders) independent public
                                      accountants to be used by SCANA
                                    - maintains responsibility for SCANA's compliance program

  NUCLEAR OVERSIGHT COMMITTEE       - monitors SCANA's nuclear operations                             4 Meetings
  L. M. Miller, Chairman            - meets periodically with SCANA management to discuss and
  J. A. Bennett                       evaluate our nuclear operations, including regulatory
  W. B. Bookhart, Jr.                 matters, operating results, training and other related
  E. T. Freeman                       topics
  D. M. Hagood                      - tours the V.C. Summer Nuclear Station plant and training
  J. B. Rhodes                        facilities at least once a year
                                    - reviews with the Institute of Nuclear Power Operations on a periodic basis, their appraisal of SCANA's nuclear
                                      operations
                                    - periodically presents an independent report to the Board on the status of SCANA's nuclear operations

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
--------------------------------------------------------------------------------

    For the 1999 fiscal year, decisions on various elements of executive compensation were made by the Management Development and Corporate Performance Committee and the Performance Share Plan Committee. No officer, employee or former officer of SCANA or any of its subsidiaries served as a member of the Management Development and Corporate Performance Committee or the Performance Share Plan Committee except Mr. Timmerman, who served as an ex-officio, non-voting member of the Management Development and Corporate Performance Committee.

    The names of the persons who serve on the Management Development and Corporate Performance Committee and the Performance Share Plan Committee can be found on the preceding pages. Although Mr. Timmerman served as a member of the Management Development and Corporate Performance Committee, he did not participate in any of its decisions concerning executive officer compensation.

    Since January 1, 1999, SCANA and its subsidiaries have engaged in business transactions with entities with which Mr. Amick (a member of the Management Development and Corporate Performance Committee) is related.

    Mr. Amick is President and a 20% owner of Team Amick Motor Sports LLC, a business that owns and operates a NASCAR sanctioned racing car. This car participates in the Busch Grand National Racing Series. During 1999, SCANA participated in a shared sponsorship agreement with Powertel, Inc., a wireless personal communications services (PCS) provider, to sponsor a Team Amick Racing Car. SCANA's portion of the sponsorship during 1999 was $841,797, pursuant to which SCANA received promotional considerations associated with NASCAR racing. Powertel's sponsorship was approximately $600,000. As of January 31, 2000, SCANA Communications Holdings, Inc., a subsidiary of SCANA, owned a 32.41% interest in Powertel. SCANA is not continuing as a primary sponsor but has sponsorship rights for advertising up to an amount of $250,000 with Team Amick Motor Sports LLC in 2000. SCANA has been informed that Powertel will continue its primary sponsorship for 2000.

OTHER RELATED TRANSACTIONS
--------------------------------------------------------------------------------

    Mrs. Freeman has a 28% beneficial ownership interest in Carolina Wholesale Gas Company located in Spartanburg, South Carolina. During 1999, Carolina Wholesale Gas Company rented cavern storage space for two million gallons of propane from SCANA Propane Storage, Inc., a subsidiary of SCANA, at a monthly rate of $10,000, until the cavern was sold in November 1999.

ELECTION OF DIRECTORS -- ITEMS 1, 2 AND 3
--------------------------------------------------------------------------------

    SCANA has sixteen directors. The Board is divided into three classes with the members of each class serving a three-year term. The terms of the Class I Directors will expire at the Annual Meeting.

    Mr. William C. Burkhardt, Mr. G. Smedes York and Mr. Charles E. Zeigler, Jr., former directors of Public Service Company of North Carolina, Incorporated ("PSNC"), became directors of SCANA on February 10, 2000 when SCANA acquired PSNC. Under South Carolina law their terms also will expire at the Annual Meeting.

    Mr. Burkhardt, along with the other Class I Directors, Mr. James A. Bennett, Ms. Lynne M. Miller, Mr. Maceo K. Sloan and Mr. William B. Timmerman, are nominated for election to serve for a three-year term expiring in 2003.

    Mr. John B. Rhodes, a director since 1987, will reach the mandatory retirement age in April 2000 and therefore, is retiring as a Class II Director at the Annual Meeting.

    The Board has nominated Mr. John L. Skolds, President and Chief Operating Officer-South Carolina Electric & Gas Company, to fill the vacancy created by Mr. Rhodes' retirement. Mr. Skolds and Mr. York are nominated for election to serve as Class II Directors for a term expiring in 2001.

    In addition, Mr. Zeigler has been nominated by the Board to serve as a Class III Director for a term expiring in 2002.

    The information set forth on the following pages concerning the nominees and continuing directors has been furnished to SCANA by such persons. Each director is also a director of South Carolina Electric & Gas Company and a director of Public Service Company of North Carolina, Incorporated, subsidiaries of SCANA.

ITEM 1 -- NOMINEES FOR CLASS I DIRECTORS
TERMS TO EXPIRE AT THE ANNUAL MEETING IN 2003
--------------------------------------------------------------------------------

                      JAMES A. BENNETT (AGE 39)                  DIRECTOR SINCE 1997
                                                                 SHARES: 1,556
                      Mr. Bennett has been Economic Development Director, First Citizens Bank
[PHOTO]               in Columbia, South Carolina, since February 10, 2000. From
                      December 1998 until February 2000, he was Senior Vice President and
                      Director of Professional Banking, First Citizens Bank. He was Senior
                      Vice President and
                      Director of Community Banking at First Citizens from December 1994 until December 1998.

                      WILLIAM C. BURKHARDT (AGE 62)              DIRECTOR SINCE
                                                                 FEBRUARY 2000
                                                                 SHARES: 3,066
                      Mr. Burkhardt has been President and Chief Executive Officer of Austin
                      Quality Foods, Inc., a production and distribution company of baked
[PHOTO]               snacks for the food industry, located in Cary, North Carolina since
                      1980. From 1988 until February 2000, Mr. Burkhardt was a member of the
                      Board of Directors of PSNC. Mr. Burkhardt serves as a director of
                      Capital Bank, Raleigh, North Carolina.

                      LYNNE M. MILLER (AGE 48)                   DIRECTOR SINCE 1997
                                                                 SHARES: 1,834
                      Ms. Miller has been Chief Executive Officer of Environmental Strategies
                      Corporation, an environmental consulting and engineering firm
[PHOTO]               headquartered in Reston, Virginia since February 1998. Prior to
                      February 1998, Ms. Miller served as President of Environmental
                      Strategies Corporation for more than five years. Ms. Miller serves as a director of Adams National Bank, a subsidiary of Abigail Adams National
                      Bancorp, Inc.

                      MACEO K. SLOAN (AGE 50)                    DIRECTOR SINCE 1997
                                                                 SHARES: 2,826
                      Mr. Sloan is Chairman, President and Chief Executive Officer of Sloan
                      Financial Group, Inc., a holding company, and Chairman and Chief
[PHOTO]               Executive Officer of NCM Capital Management Group, Inc., an investment company, both of which are located in Durham, North Carolina. He has held these positions for more than five years. Mr. Sloan serves as a director of M&F Bancorp and its subsidiary, Mechanics and Farmers Bank,
                      Durham, North Carolina; NetDirect, Minneapolis, Minnesota; and as a
                      trustee of Teachers Insurance Annuity Association-College Retirement
                      Equity Fund (TIAA-CREF).

CONTINUING DIRECTORS
CLASS II DIRECTORS -- TERMS TO EXPIRE AT THE ANNUAL MEETING IN 2001
--------------------------------------------------------------------------------

                      WILLIAM B. BOOKHART, JR. (AGE 58)          DIRECTOR SINCE 1979
                                                                 SHARES: 20,424
                      Mr. Bookhart is a partner in Bookhart Farms, which operates a general
[PHOTO]               farming business in Elloree, South Carolina and has held this position for more than five years.

                      ELAINE T. FREEMAN (AGE 64)                 DIRECTOR SINCE 1992
                                                                 SHARES: 5,236
                      Mrs. Freeman is Executive Director of ETV Endowment of South
                      Carolina, Inc., a non-profit organization located in Spartanburg, South
[PHOTO]               Carolina. She has held this position for more than five years.
                      Mrs. Freeman serves as a director of the National Bank of South
                      Carolina, a member bank of Synovus Financial Corporation.

                      W. HAYNE HIPP (AGE 60)                     DIRECTOR SINCE 1983
                                                                 SHARES: 4,084
                      Mr. Hipp is Chairman, President and Chief Executive Officer of The
                      Liberty
                      Corporation, an insurance and broadcasting holding company
[PHOTO]               headquartered in Greenville, South Carolina. He has held these positions for more than five years. Mr. Hipp serves as a director of
                      The Liberty Corporation and Wachovia Corporation.

                      HAROLD C. STOWE (AGE 53)                   DIRECTOR SINCE 1999
                                                                 SHARES: 3,284
                      Mr. Stowe has been President and Chief Executive Officer of Canal
                      Industries, Inc., a forest products industry company in Conway, South
[PHOTO]               Carolina, since March 1997. From 1996 to March 1997, he was
                      Co-President of Canal Industries, Inc. From 1991 to 1996, he was
                      Executive Vice President of CSI Group, Inc., a division of Canal
                      Industries, Inc. He is a director of Canal Industries, Inc. and Ruddick
                      Corporation.

CONTINUING DIRECTORS
CLASS III DIRECTORS -- TERMS TO EXPIRE AT THE ANNUAL MEETING IN 2002
--------------------------------------------------------------------------------

                      BILL L. AMICK (AGE 56)                     DIRECTOR SINCE 1990
                                                                 SHARES: 10,785
[PHOTO]               Mr. Amick is Chairman of the Board and Chief Executive Officer of Amick
                      Farms, Inc., Amick Processing, Inc. and Amick Broilers, Inc., a
                      vertically integrated broiler operation in Batesburg, South Carolina.
                      He has held these positions for more than five years. Mr. Amick serves as a director of Blue Cross and Blue Shield of South Carolina.

                      HUGH M. CHAPMAN (AGE 67)                   DIRECTOR SINCE 1988
                                                                 SHARES: 6,844
                      Mr. Chapman retired on June 30, 1997 from NationsBank South of Atlanta,
                      Georgia, a division of NationsBank Corporation of Charlotte, North
[PHOTO]               Carolina. Previously, he served as Chairman of NationsBank South for more than five years. Mr. Chapman serves as a director of West
                      Point-Stevens, Inc., PrintPack, Inc. and Williams Companies, Inc.

                      LAWRENCE M. GRESSETTE, JR. (AGE 68)        DIRECTOR SINCE 1987
                                                                 SHARES: 62,490
                      Mr. Gressette has been Chairman Emeritus of SCANA since his retirement in
                      February 1997. From February 1, 1990 until his retirement, he was
[PHOTO]               Chairman and Chief Executive Officer of SCANA and all of its
                      subsidiaries.

                      D. MAYBANK HAGOOD (AGE 38)                 DIRECTOR SINCE 1999
                                                                 SHARES: 347
                      Mr. Hagood is President and Chief Executive Officer of William M. Bird
                      and
                      Company, Inc., a wholesale distributor of floor covering materials
[PHOTO]               located in Charleston, South Carolina. He has held this position for more than five years.

SHARE OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
--------------------------------------------------------------------------------

    In general, "beneficial ownership" includes those shares a director, nominee or executive officer has the power to vote or transfer. On March 10, 2000, the directors and executive officers of SCANA (22 persons) beneficially owned, in the aggregate, 303,082 shares of SCANA Common Stock (approximately 0.30% of the shares outstanding and entitled to vote at the Annual Meeting).

    The following table lists shares beneficially owned on March 10, 2000 by each director, each nominee and each executive officer named in the Summary Compensation Table on page 13.

                                         AMOUNT AND NATURE OF
                                        BENEFICIAL OWNERSHIP OF
NAME                                 SCANA COMMON STOCK*(1)(2)(3)
B. L. Amick                                        10,785
J. A. Bennett                                       1,556
W. B. Bookhart, Jr.                                20,424
G. J. Bullwinkel                                   26,495
W. C. Burkhardt                                     3,066
H. M. Chapman                                       6,844
E. T. Freeman                                       5,236
A. H. Gibbes                                       16,428
L. M. Gressette, Jr.                               62,490
D. M. Hagood                                          347
W. H. Hipp                                          4,084
K. B. Marsh                                        13,613
L. M. Miller                                        1,834
J. B. Rhodes                                       11,560
J. L. Skolds                                       13,365
M. K. Sloan                                         2,826
H. C. Stowe                                         3,284
W. B. Timmerman                                    50,844
G. S. York                                          8,561
C. E. Zeigler, Jr.                                 26,025

    *Each of the directors, nominees and named executive officers owns less than 1% of the shares outstanding.

(1) Includes shares owned by close relatives, the beneficial ownership of which is disclaimed by the director, nominee or named executive officers, as follows: Mr. Amick -- 480; Mr. Bookhart -- 5,567; Mr. Gressette -- 1,060; and by all directors, nominees and executive officers -- 7,107 in total.

(2) Includes shares purchased through February 29, 2000, by the Trustee under SCANA's Stock Purchase Savings Plan.

(3) Includes shares that may be issued within 60 days under the Performance Share Plan on account of the 1997-1999 performance period.

FIVE PERCENT OWNER OF SCANA COMMON STOCK
--------------------------------------------------------------------------------

    First Union Corporation, One First Union Center, Charlotte, North Carolina 28288, notified SCANA that it beneficially owned 10,470,451 shares of SCANA Common Stock on December 31, 1999. This represented 10.11% of outstanding shares of SCANA Common Stock on that date.

    First Union has sole power to vote 842,062 of such shares, shared power to vote 22,150 of such shares, sole power to dispose or direct the disposition of 10,408,131 of such shares and shared power to dispose or to direct the disposition of 46,598 of such shares.

EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

SUMMARY COMPENSATION INFORMATION

    The following table contains information with respect to compensation paid or accrued during the years 1999, 1998 and 1997, to the Chief Executive Officer of SCANA and to each of the other four most highly compensated executive officers of SCANA during 1999.

                                                 SUMMARY COMPENSATION TABLE
                                                                                              LONG-TERM
                                                              ANNUAL COMPENSATION             COMPENSATION
                                                                                               PAYOUTS
                                                                            OTHER ANNUAL         LTIP         ALL OTHER
                                                     SALARY      BONUS(1)   COMPENSATION(2)   PAYOUTS(3)      COMPENSATION(4)
      NAME AND PRINCIPAL POSITION         YEAR        ($)          ($)         ($)               ($)             ($)

W. B. Timmerman                            1999      490,313     312,900        17,212           298,813          29,419
 Chairman, President,                      1998      455,909(5)  303,780        17,514                 0          27,138
 Chief Executive Officer                   1997      400,634     318,815        12,220            88,338          24,038
 and Director -- SCANA
 Corporation

J. L. Skolds                               1999      330,665     168,288        16,232           150,618          19,840
 President and                             1998      305,123     163,399        14,099                 0          18,201
 Chief Operating Officer --                1997      277,132     161,677         5,777            70,283          16,628
 South Carolina Electric
 and Gas Company

A. H. Gibbes                               1999      300,161     117,387        18,471           116,485          18,010
 President --                              1998      283,812     124,302        20,585                 0          16,618
 South Carolina Pipeline                   1997      246,308     149,406         7,247            52,874          14,455
 Corporation

K. B. Marsh                                1999      241,354     128,058        10,337            81,555          14,481
 Senior Vice President,                    1998      219,860      99,372         8,654                 0          13,122
 Chief Financial Officer and               1997      199,845     104,276         2,945            44,491          11,991
 Controller -- SCANA
 Corporation

G. J. Bullwinkel                           1999      239,973      93,825        14,172            81,555          14,398
 Senior Vice President,                    1998      229,152      99,372        11,726                 0          11,726
 Governmental Affairs and                  1997      219,273      92,796         7,776            70,283           7,776
 President -- SCANA
 Communications, Inc.

(1) Payments under the Annual Incentive Plan.

(2) For 1999, other annual compensation consists of automobile allowance, life insurance premiums on policies owned by named executive officers and payments to cover taxes on benefits of $9,000, $7,435 and $777 for Mr. Timmerman; $9,000, $6,878 and $354 for Mr. Skolds; $9,000, $9,158 and
    $313 for Mr. Gibbes; $9,000, $1,183 and $154 for Mr. Marsh; and $9,000,
    $4,993 and $179 for Mr. Bullwinkel.

(3) Payments under the Performance Share Plan.

(4) All other compensation for all named executive officers consists solely of contributions to defined contribution plans.

(5) Reflects actual salary paid in 1999. Base salary of $500,000, as referenced on page 20, became effective on May 1, 1999.

LONG-TERM INCENTIVE PLAN AWARD OPPORTUNITIES

    The following table lists the target awards made in 1999 (for potential payment in 2002) under the Performance Share Plan and estimated future payouts under that plan at threshold, target and maximum levels for each of the executive officers included in the Summary Compensation Table.

                           LONG-TERM INCENTIVE PLANS
                           AWARDS IN LAST FISCAL YEAR

                 NUMBER OF   PERFORMANCE
                  SHARES,     OR OTHER     ESTIMATED FUTURE PAYOUTS UNDER
                 UNITS OR      PERIOD        NON-STOCK PRICE-BASED PLANS
                   OTHER        UNTIL      -------------------------------
                  RIGHTS     MATURATION    THRESHOLD    TARGET    MAXIMUM
     NAME           (#)       OR PAYOUT       (#)        (#)        (#)
W. B. Timmerman    9,700      1999-2001      3,880       9,700     14,550
J. L. Skolds       4,890      1999-2001      1,956       4,890      7,335
A. H. Gibbes       3,780      1999-2001      1,512       3,780      5,670
K. B. Marsh        3,780      1999-2001      1,512       3,780      5,670
G. J.
 Bullwinkel        2,640      1999-2001      1,056       2,640      3,960

    Payouts occur when SCANA's Total Shareholder Return is in the top two-thirds of the Performance Share Plan peer group, and will vary based on SCANA's ranking against the peer group. Executives earn threshold payouts at the 33rd percentile of three-year performance. Target payouts will be made at the 50th percentile of three-year performance. Maximum payouts will be made when performance is at or above the 75th percentile of the peer group. Payments will be made on a sliding scale for performance between threshold and target and target and maximum. No payouts will be earned if performance is at less than the 33rd percentile. Awards are designated as target shares of SCANA Common Stock and may be paid in stock or cash or a combination of stock and cash.

DEFINED BENEFIT PLANS

    In addition to its Retirement Plan for all employees, SCANA has Supplemental Executive Retirement Plans ("SERPs") for certain eligible employees, including officers. A SERP is an unfunded plan, that provides for benefit payments in addition to those payable under a qualified retirement plan. It maintains uniform application of the Retirement Plan benefit formula and would provide, among other benefits, payment of Retirement Plan formula pension benefits, if any, which exceed those payable under the Internal Revenue Code maximum benefit limitations.

    The following table illustrates the estimated maximum annual benefits payable upon retirement at normal retirement date under SCANA's Retirement Plan and the SERPs.

                               PENSION PLAN TABLE

   FINAL
AVERAGE PAY                      SERVICE YEARS
-----------   ----------------------------------------------------
                 15         20         25         30         35
$  150,000     41,578     55,437     69,296     83,156     85,765
   200,000     56,578     75,437     94,296    113,156    117,015
   250,000     71,578     95,437    119,296    143,156    148,265
   300,000     86,578    115,437    144,296    173,156    179,515
   350,000    101,578    135,437    169,296    203,156    210,765
   400,000    116,578    155,437    194,296    233,156    242,015
   450,000    131,578    175,437    219,296    263,156    273,265
   500,000    146,578    195,437    244,296    293,156    304,515
   550,000    161,578    215,437    269,296    323,156    335,765
   600,000    176,578    235,437    294,296    353,156    367,015
   650,000    191,578    255,437    319,296    383,156    398,265
   700,000    206,578    275,437    344,296    413,156    429,515
   750,000    221,578    295,437    369,296    443,156    460,765
   800,000    236,578    315,437    394,296    473,156    492,015
   850,000    251,578    335,437    419,296    503,156    523,265
   900,000    266,578    355,437    444,296    533,156    554,515
   950,000    281,578    375,437    469,296    563,156    585,765
 1,000,000    296,578    395,437    494,296    593,156    617,015

    For all the executive officers included in the Summary Compensation Table, the 1999 compensation shown in the column labeled "Salary" of the Summary Compensation Table is covered by the Retirement Plan or SERP. As of December 31, 1999, Mr. Timmerman had credited service under the Retirement Plan (or its equivalent under the SERP) of 21 years; Mr. Skolds of 13 years;
Mr. Gibbes of 18 years; Mr. Marsh of 15 years; and Mr. Bullwinkel of 28 years. Benefits are computed based on a straight-life annuity with an unreduced 60% surviving spousal benefit. The amounts in the above table assume continuation of the primary Social Security benefits in effect at January 1, 2000, and are not subject to any deduction for Social Security or other offset amounts.

    SCANA has a Key Employee Retention Plan covering officers and certain other executive employees that provides supplemental retirement or death benefits for participants. Under the plan, each participant may elect to receive either
(i) a monthly retirement benefit for 180 months upon retirement (at or after the earlier of the attainment of age 65 or, in some cases, completion of 35 years of service with the Company) equal to 25% of the average monthly salary of the participant over his final 36 months of employment prior to such retirement, or
(ii) an optional death benefit payable monthly to a participant's designated beneficiary for 180 months, in an amount equal to 35% of the average monthly salary of the participant over his final 36 months of employment prior to such retirement.

    In the event of the participant's death prior to such retirement, SCANA will pay to the participant's designated beneficiary for 180 months, a monthly benefit equal to 50% of the participant's base monthly salary in effect at death.

    All the executive officers named in the Summary Compensation Table are participating in the plan. The estimated annual retirement benefits payable at age 65 under the Key Employee Retention Plan, based on projected eligible compensation (assuming increases of 4% per year), to the executive officers named in the Summary Compensation Table are as follows:
Mr. Timmerman -- $185,129; Mr. Skolds -- $147,276; Mr. Gibbes -- $112,931;
Mr. Marsh -- $131,754; and Mr. Bullwinkel -- $97,715.

TERMINATION, SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

    SCANA maintains an Executive Benefit Plan Trust. The purpose of the Trust is to help retain and attract quality leadership in key SCANA positions in the current transitional environment of the utilities industry. The Trust is used to receive SCANA contributions which may be used to pay the deferred compensation benefits of certain directors, executives and other key employees of SCANA in the event of a Change in Control (as defined in the Trust). All the executive officers included in the Summary Compensation Table participate in some of the plans listed below which are covered by the Trust including, in all cases, the Plans listed at (7) and (8).

    (1) Voluntary Deferral Plan

    (2) Supplementary Voluntary Deferral Plan

    (3) Key Employee Retention Plan

    (4) Supplemental Executive Retirement Plan

    (5) Performance Share Plan

    (6) Annual Incentive Plan

    (7) Key Executive Severance Benefits Plan

    (8) Supplementary Key Executive Severance Benefits Plan

    The Trust and the plans provide flexibility to SCANA in responding to a Potential Change in Control (as defined in the Trust) depending upon whether the Change in Control would be viewed as being "hostile" or "friendly." This flexibility includes the ability to deposit and withdraw SCANA contributions up to the point of a Change in Control, and to affect the number of plan participants who may be eligible for benefit distributions upon, or following, a Change in Control.

    The Key Executive Severance Benefits Plan is operative as a "single trigger" plan, meaning that upon the occurrence of a "hostile" Change in Control, benefits provided under Plans (1) through (6) above would be distributed in a lump sum. In contrast, the Supplementary Key Executive Severance Benefits Plan is operative for a period of 24 months following a Change in Control which prior to its occurrence is viewed as being "friendly." In this circumstance, the Key Executive Severance Benefits Plan is inoperative. The Supplementary Key Executive Severance Benefits Plan is a "double trigger" plan that would pay benefits in lieu of those otherwise provided under plans (1) through (6) in either of two circumstances: (a) the participant's involuntary termination of employment without "Just Cause," or (b) the participant's voluntary termination of employment for "Good Reason" (as these terms are defined in the Supplementary Key Executive Severance Benefits Plan).

    Benefit distributions relative to a Change in Control, as to which either the Key Executive Severance Benefits Plan or the Supplementary Key Executive Severance Benefits Plan is operative, will be grossed up to include estimated federal, state and local income taxes and any applicable excise taxes owed by plan participants on those benefits.

    The benefit distributions under the Key Executive Severance Benefits Plan would include the following:

    - An amount equal to three times the sum of: (1) the officer's annual base salary in effect as of the Change in Control and (2) the larger of
      (i) the officer's target award in effect as of the Change in Control under the Annual Incentive Plan or (ii) the officer's average of actual annual incentive bonuses received during the prior three years under the Annual Incentive Plan.

    - An amount equal to the projected cost for coverage for three full years following the Change in Control as though the officer had continued to be a SCANA employee with respect to medical coverage, long-term disability coverage and either Life Plus (a special life insurance program combining whole life and term coverages) or group term life coverage in accordance with the officer's election, in each case so as to provide substantially the same level of coverage and benefits as the officer enjoyed as of the date of the Change in Control.

    - A benefit distribution under the Voluntary Deferral Plan calculated as of the date of the Change in Control including implied interest through such date, and a benefit under the Supplementary Voluntary Deferral Plan calculated to include any implied dividends accrued under the plan through the date of the Change in Control.

    - A benefit distribution under the Key Employee Retention Plan calculated as of the date of the Change in Control to include projected increases to each participant's base salary applying cost of living increases as though the participant had reached the earlier of age 65 or completed 35 years of service, as applicable.

    - A benefit distribution under the Supplemental Executive Retirement Plan calculated as an actuarial equivalent through the date of the Change in Control with three additional years of compensation at the participant's rate then in effect as though the participant had attained age 65 and completed 35 years of benefit service and without any early retirement or other actuarial reductions, which benefit would then be reduced by the actuarial equivalent of the participant's qualified plan benefit amount under the Retirement Plan.

    - A benefit distribution under the Performance Share Plan equal to 100% of the targeted awards for all performance periods which are not yet completed as of the date of the Change in Control.

    - A benefit distribution under the Annual Incentive Plan equal to 100% of the target award in effect as of the date of the Change in Control.

    Benefits under the Supplementary Key Employee Severance Benefits Plan would be the same except that the benefits under the Voluntary Deferral Plan and the Supplementary Voluntary Deferral Plan would be increased by implied interest from the date of the Change in Control until the end of the month preceding the month in which the benefit is distributed.

REPORT ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

    SCANA's executive compensation program is designed to support SCANA's overall objective of creating shareholder value by:

    - Hiring and retaining premier executive talent;

    - Having a pay-for-performance philosophy linking rewards to corporate and business unit results;

    - Placing a substantial portion of pay for senior executives "at-risk" and aligning the interests of executives with the long-term interests of shareholders through equity-based compensation; and

    - Balancing elements of the compensation program to reflect SCANA's financial, customer-oriented and strategic goals.

    We believe the program plays a vital role in keeping our executives focused on SCANA's goal of enhancing shareholder value.

    A description of the program and a discussion of Mr. Timmerman's 1999 compensation follows.

ELEMENTS OF THE PROGRAM

    Executive compensation consists primarily of three key elements: base salary, short-term incentive compensation (Annual Incentive Plan) and long-term incentive compensation (Performance Share Plan).

    Compensation levels for these components are established annually based on a comparison to a market which consists of utilities of various sizes and smaller telecommunications companies. Results are adjusted through regression analysis to account for differences in company size. Approximately 78% of the market companies are included in the Performance Share Plan Peer Group shown in the Performance Graph on page 21. We do not include all of the peer group companies in the market because we believe that SCANA's competition for executives does not include all of those companies and includes other companies.

    For 1999, all elements of executive compensation were slightly below the market median as adjusted for Company size. SCANA continues its philosophy of gradually moving targeted compensation levels to the market median. The competitive nature of today's utility industry mandates this philosophy to attract and retain premier executive talent.

    Elements of SCANA's compensation program for executive officers are described more fully in the following paragraphs. Each component of the compensation package, including severance plans, insurance and other benefits, is considered in determining the level of each element of compensation.

BASE SALARIES

    Executive salaries are reviewed annually by the Management Development and Corporate Performance Committee. Adjustments may be made on the basis of subjective assessment of individual performance, relative levels of responsibility, prior experience, breadth of knowledge and changes in market pay practices.

ANNUAL INCENTIVE PLANS

    SCANA has Annual Incentive Plans for its officers and officers of its subsidiaries. The plans promote SCANA's pay-for-performance philosophy, as well as its goal of having a meaningful amount of executive pay "at-risk." Through these plans, financial incentives are provided in the form of annual cash bonuses.

    Executives eligible for these plans are assigned threshold, target and maximum bonus levels as a percentage of salary. Bonuses earned are based on the level of performance achieved. Award payouts may increase to a maximum of 1.5 times target if performance exceeds the goals established. Award payouts may decrease, generally to a minimum of one-half the target-level awards, if performance is below targeted goals but results are achieved at minimum or threshold levels. Awards earned based on the achievement of preestablished goals may nonetheless be decreased. The Management Development and Corporate Performance Committee may in its discretion determine that actual results warrant payouts at differing levels.

    The various Annual Incentive Plans, in which officers of SCANA and its subsidiaries participate, place their major emphasis on achieving profitability targets, with the remaining emphasis focused upon meeting annual business objectives relating to such matters as efficiency, quality of service, customer satisfaction and progress toward SCANA's strategic objectives. These plans also allow for an adjustment of an award based upon a subjective evaluation of individual performance. Each award may be increased or decreased by no more than 20% based on individual performance evaluation, but in no case may an award exceed the maximum payout of 1.5 times target.

    For 1999, the specific measures in each plan for the executive officers included in the Summary Compensation Table on page 13 are described below.

    - 1999 awards for officers of SCANA were based on two performance categories: 75% of the total 1999 target award was based on SCANA earnings per share (EPS) goals, a numerically measurable target. An additional 25% was determined by the achievement of individual goals established in 1999. For 1999, although EPS were below the goals established, the Committee considered the Company's significant success in achieving its overall business objectives, and exercised its discretion to increase awards based on EPS results to target levels. Awards based on individual objectives were earned at 100% of target. After the adjustment for individual performance, payouts ranged from 90% to 120% of the target award.

    - 1999 awards for officers of South Carolina Electric & Gas Company (SCE&G) were based on two performance categories: SCANA EPS and achievement of annual business objectives (activities that focus on improvements in various areas including existing operating procedures, quality of service and product and human resources matters). The weighting of individual components for 1999 was EPS 75% and annual business objectives 25%. For 1999, after the adjustment for individual performance, payouts ranged from 93% to 120% of the target award.

    - 1999 awards for officers of South Carolina Pipeline Corporation were based 75% on SCANA EPS and 25% on achievement of annual business objectives. For 1999, after the adjustment for individual performance, payouts ranged from 90% to 110% of the target award.

LONG-TERM PERFORMANCE SHARE PLAN

    SCANA's Performance Share Plan pays bonuses to executives based on SCANA's Total Shareholder Return ("TSR") relative to a group of peer companies over a three-year period. The peer group includes 80 electric and gas utilities, none of which have annual revenues of less than $100 million.

    TSR is stock price increase over the three-year period, plus cash dividends paid during that period, divided by stock price as of the beginning of the three-year period. Comparing SCANA's TSR to the TSR of a large group of other utilities reflects SCANA's recognition that investors could have invested their funds in other utility companies and measures how well SCANA did when compared to others operating in similar interest, tax, economic and regulatory environments.

    Executives selected to participate in the Performance Share Plan are assigned target awards at the beginning of each three-year period based primarily on salary level, level of responsibilities and competitive practices. Awards under this plan represent a significant portion of executives' "at-risk" compensation. To provide additional incentive for executives, and to ensure that executives are only rewarded when shareholders gain, actual payouts may exceed the median of the market only when performance is above the 50th percentile of the peer group. For lesser performance, awards will be at or below the market median.

    Payouts occur when SCANA's TSR is in the top two-thirds of the peer group and vary based on SCANA's ranking against the peer group. Executives earn threshold payouts of 0.4 times target at the 33rd percentile of three-year performance. Target payouts will be made at the 50th percentile of three-year performance. Maximum payouts will be made at 1.5 times target when SCANA's TSR is at or above the 75th percentile of the peer group. No payouts will be earned if performance is at less than the 33rd percentile. Awards may be paid in stock or cash or a combination of stock and cash.

    For the three-year period from 1997 through 1999, SCANA's TSR was at the 46th percentile of the peer group. This resulted in payouts being made at 85% of target for the period.

    During 1999, the Committee determined that the long-term incentive portion of SCANA's executive compensation structure was significantly below market and improvements were needed to make the program more competitive. The Committee recommends alternative forms of long-term incentives to assist SCANA in accomplishing this goal. Shareholders are being asked to approve a new long-term plan described in more detail in this proxy statement, Item 4 (page 23).

POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT

    Section 162(m) of the Internal Revenue Code establishes a limit on the deductibility of annual compensation for certain executive officers that exceeds $1,000,000. It is the general intention of SCANA to meet the requirements for deductibility under Section 162(m); however, SCANA reserves the right, where merited by changing business conditions or an executive's individual performance, to authorize compensation payments which may not be fully deductible by SCANA.

COMPENSATION OF CHIEF EXECUTIVE OFFICER FOR 1999

    For 1999, Mr. Timmerman's compensation consisted of the following:

    - Base salary of $500,000 derived by reference to executive pay for the market group described. This amount approximates the median base salary for the market. Mr. Timmerman's salary increase of $28,000 from $472,000 to $500,000 was based on his responsibilities as Chairman and Chief Executive Officer, external pay practices and the Management Development and Corporate Performance Committee's subjective assessment of his overall performance during the preceding year. Because this determination was subjective, no one factor was assigned a particular weighting by the Committee.

    - For the year 1999, Mr. Timmerman's Annual Incentive Plan target award was 50% of the market rate for his position. Mr. Timmerman's 1999 award was based on three factors: SCANA EPS, achievement of strategic plan objectives and the Management Development and Corporate Performance Committee's subjective assessment of his individual performance. Performance in these factors resulted in Mr. Timmerman receiving a payout of 120% of target.

    - In 1999, Mr. Timmerman's Performance Share Plan target award for the period 1999 through 2001 was set at 60% of the salary level for his position. This resulted in a target award of 9,700 performance shares. The amount of the target award was determined by the Performance Share Plan Committee based on Mr. Timmerman's salary, level of responsibility and competitive practices. As discussed above, SCANA's results relative to the peer group for the 1997-1999 performance period were at the 46(th) percentile, resulting in a payout of 85% of target.

THE MANAGEMENT DEVELOPMENT AND   PERFORMANCE SHARE
CORPORATE PERFORMANCE COMMITTEE  PLAN COMMITTEE
       H. M. Chapman*            H. M. Chapman*
        B. L. Amick              J. A. Bennett
        W. B. Bookhart, Jr.      W. B. Bookhart, Jr.
        J. B. Rhodes             D. M. Hagood
        M. K. Sloan              L. M. Miller
        H. C. Stowe              M. K. Sloan
        W. B. Timmerman**        H. C. Stowe

------------------------
     *Chairman of the Committee

    **As noted on page 4, Mr. Timmerman is a non-voting member of the Management
      Development and Corporate Performance Committee. He did not participate in any of its decisions concerning executive compensation.

    SCANA files various documents with the Securities and Exchange Commission, some of which "incorporate information by reference." This means SCANA is referring to information that has previously been filed with the Securities and Exchange Commission, and that this information should be considered as part of the filing you are reading.

    The Performance Graph and Report on Executive Compensation in this Proxy Statement are not incorporated by reference into any other filings with the Securities and Exchange Commission.

PERFORMANCE GRAPH
--------------------------------------------------------------------------------

    The line graph on the following page compares the cumulative Total Shareholder Return of SCANA assuming reinvestment of dividends with that of the Performance Share Plan peer group, the S&P Utilities and the S&P 500. SCANA's total shareholder return is measured against this peer group to determine awards that are paid under the Performance Share Plan. This group consists of 80 utilities and was adjusted from last year to reflect name changes and changes resulting from mergers and acquisitions. The PSP peer group index was prepared by Hewitt Associates, a compensation and benefits consulting company. The index consists of SCANA and the following companies:

Allegheny Energy, Inc.
Alliant Corporation
Ameren Corp.
American Electric Power Co., Inc.
Avista Corporation
Bangor Hydro-Electric Co.
Black Hills Corp.
Carolina Power & Light Co.
Central Hudson Gas & Electric Corp.
Central & South West Corporation
Central Vermont Public Service Corp.
CINergy Corp.
Citizens Utilities
CLECO
CMP Group, Inc.
CMS Energy Corp.
Conectiv, Inc.
Consolidated Edison, Inc.
Constellation Energy Corp.
Dominion Resources, Inc.
DPL, Inc.
DQE, Inc.
DTE Energy Co.
Duke Energy Corp.
Eastern Utilities Associates
Edison International
El Paso Electric Co.
Empire District Electric Co.
Energy East Corporation
Entergy Corp.
First Energy Corp.
Florida Progress Corporation
FPL Group, Inc.
GPU, Inc.
Green Mountain Power Corp.
Hawaiian Electric Industries, Inc.
IDACORP, Inc.
Illinova Corp.
IPALCO Enterprises, Inc.
Kansas City Power & Light Co.
LG&E Energy, Inc.
Madison Gas & Electric Company
Minnesota Power & Light Company
Montana Power Co.
New Century Energies, Inc.
New England Electric System
Niagara Mohawk Holdings, Inc.
Nisource, Inc.
Northeast Utilities
Northern States Power Co.
Northwestern Corporation
NSTAR
OGE Energy Corp.
Otter Tail Power Co.
Pacificorp
PECO Energy Corp.
PG&E Corp.
Pinnacle West Capital Corp.
Potomac Electric Power Co.
PP&L Resources, Inc.
Public Service Co. of New Mexico
Public Service Enterprise Group, Inc.
Puget Sound Energy, Inc.
Reliant Energy, Inc.
RGS Energy Group, Inc.
SIGCORP, Inc.
Sierra Pacific Resources
Southern Company
TECO Energy, Inc.
Texas Utilities Co.
TNP Enterprises, Inc.
Unicom Corp.
UniSource Energy Corp.
United Illuminating Co.
UNITIL Corp.
Utilicorp United, Inc.
Western Resources, Inc.
Wisconsin Energy Corp.
WPS Resources Corp.

                                   SCANA CORPORATION
                    COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                 SCANA CORPORATION, PERFORMANCE SHARE PLAN PEER GROUP,
                               S&P UTILITIES AND S&P 500

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               12/31/94  12/31/95  12/31/96  12/31/97  12/31/98  12/31/99
SCANA Corp.     $100.00   $144.38   $142.37   $168.75   $190.81   $168.07
Peer Group      $100.00   $131.30   $131.73   $166.11   $191.65   $157.48
S&P Utilities   $100.00   $141.83   $146.22   $182.07   $208.63   $190.24
S&P 500         $100.00   $137.45   $168.93   $225.21   $289.43   $350.26

------------------------

Assumes $100 invested on December 31, 1994, in SCANA Corporation Common Stock, Performance Share Plan Peer Group and S&P Indexes.

*Total return assumes reinvestment of dividends.

ITEM 4 -- APPROVAL OF SCANA LONG-TERM EQUITY COMPENSATION PLAN
--------------------------------------------------------------------------------

    The success of SCANA depends, in large measure, on its ability to recruit and retain officers, key employees and directors with outstanding ability and experience. The Board of Directors also believes there is a need to align shareholder and employee interests by encouraging employee stock ownership and to motivate employees with compensation conditioned upon achievement of SCANA's financial goals.

    In order to accomplish these objectives, the Board of Directors has adopted, subject to approval by the shareholders, the SCANA Corporation Long-Term Equity Compensation Plan (the "Plan").

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE
PLAN.

SUMMARY DESCRIPTION OF THE PLAN

    The following summary of the terms of the Plan is qualified in its entirety by reference to the text of the Plan, which is Appendix A of this Proxy Statement. If adopted by the shareholders, the Plan will be effective as of January 1, 2000.

    - ADMINISTRATION. The Plan will be administered by a Committee of the Board of Directors (the "Committee") except that, with respect to awards to non-employee directors, the full Board will administer the Plan.

    - ELIGIBILITY. Employees of SCANA and its subsidiaries (the "Company") who are anticipated to be significant contributors to the Company's success and non-employee directors of SCANA are eligible to participate in the Plan.

    It is currently anticipated that approximately 62 employees of SCANA and its subsidiaries and 13 non-employee directors will be eligible to participate in the Plan; however, because the Plan provides for broad discretion in selecting participants and in making awards, the total number of persons who will participate and the respective benefits to be accorded to them cannot be determined at this time.

    - STOCK AVAILABLE FOR ISSUANCE THROUGH THE PLAN. The Plan provides for a number of forms of stock-based compensation, as further described on the following pages. Up to 5,000,000 shares of Common Stock will be authorized for issuance through the Plan; however, no more than 1,000,000 shares may be issued as restricted stock. These numbers are subject to adjustment as described in the "Adjustments and Amendments," section of this summary. Provisions in the Plan permit the reuse or reissuance by the Plan of shares of Common Stock underlying canceled, terminated, expired, forfeited or lapsed awards. On March 10, 2000, the closing price for a share of SCANA Common Stock, as reported on the New York Stock Exchange composite tape, was $22.9375.

    Under Section 162(m) of the Internal Revenue Code, compensation paid to a "Covered Employee" in excess of $1,000,000 for any taxable year is not deductible unless an exemption from such rules exists. Compensation paid by SCANA in excess of $1,000,000 for any taxable year to "Covered Employees" will generally be deductible by SCANA for federal income tax purposes if it is based on the performance of the Company ("Performance-Based Exception"), is paid pursuant to a plan approved by shareholders of SCANA, and meets certain other requirements. Generally, "Covered Employee" under Section 162(m) means the chief executive officer and the four other highest paid executive officers of SCANA as of the last day of the taxable year.

    The Committee will consist of "outside directors" as required for purposes of Section 162(m) and will take the effect of Section 162(m) into consideration in structuring Plan awards. In the case of any award which is granted subject to the condition that a specified performance measure be achieved, no payment under such award shall be made prior to the time that the Committee certifies in writing that the performance measure has been satisfied. No such certification is required, however, in the case of an award that is based solely on an increase in the value of a share of Common Stock from the date such award was made. The following rules shall apply to grants of awards under the Plan:

    (a) STOCK OPTIONS: The maximum aggregate number of shares of Common Stock that may be granted in the form of stock options, pursuant to any award granted in any one fiscal year to any one single Plan participant, shall be 300,000 shares of Common Stock.

    (b) SARS: The maximum aggregate number of shares of Common Stock that may be granted in the form of stock appreciation rights, pursuant to any award granted in any one fiscal year to any one single Plan participant, shall be 300,000 shares of Common Stock.

    (c) RESTRICTED STOCK: The maximum aggregate grant with respect to awards of restricted stock granted in any one fiscal year to any one Plan participant shall be 150,000 shares of Common Stock.

    (d) PERFORMANCE SHARES: The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to awards of performance shares granted in any one fiscal year to any one Plan participant shall be equal to the value of 200,000 shares of Common Stock.

    (e) PERFORMANCE UNITS: The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to awards of performance units granted in any one fiscal year to any one Plan participant shall be equal to the value of $1,000,000.

    - DESCRIPTION OF AWARDS UNDER THE PLAN. The Committee may award to eligible employees incentive and nonqualified stock options, stock appreciation rights (either alone or in tandem with a related option), restricted stock, performance units and performance shares. As described under "Performance Measures" on page 26, certain of these awards may be granted subject to satisfaction of specific performance goals. The forms of awards are described in greater detail below.

    - STOCK OPTIONS. The Committee will have discretion to award incentive stock options ("ISOs"), which are intended to comply with Section 422 of the Internal Revenue Code, or nonqualified stock options ("NQSOs"), which are not intended to comply with Section 422 of the Internal Revenue Code. The exercise price of an option may not be less than the fair market value of the underlying shares of Common Stock on the date of grant. Subject to the specific terms of the Plan, the Committee will have discretion to set such additional limitations on option grants as it deems appropriate and such terms will be included in the related option award agreement.

    Options granted to participants under the Plan will expire at such times as the Committee determines at the time of the grant; provided, however, that no option will be exercisable later than ten years from the date of grant. Each option award agreement will set forth the extent to which the participant will have the right to exercise the option following termination of the participant's employment or directorship with the Company. The termination provisions will be determined in the sole discretion of the Committee, need not be uniform among all participants, and may reflect distinctions based on the reasons for termination of employment.

    Upon the exercise of an option granted under the Plan, the option price is payable in full to SCANA, either: (a) in cash or its equivalent, or (b) if permitted in the award agreement, by tendering shares of Common Stock having a fair market value at the time of exercise equal to the total option price (provided such shares have been held for at least six months prior to their tender), or (c) if permitted in the award agreement, a combination of (a) and (b). In addition, if permitted by the Committee, the option price may be payable through a cashless exercise as permitted under the Federal Reserve Board's Regulation T.

    - STOCK APPRECIATION RIGHTS (SARS). The Committee may grant SARs in tandem with stock options, freestanding and unrelated to options, or any combination of these forms. In any case, the form of payment of a SAR will be set forth in the related award agreement, and may be in shares of Common Stock, cash or a combination of the two. If granted other than in tandem, the Committee will determine the number of shares of Common Stock covered by and the exercise period for the SAR. Upon exercise of a freestanding SAR, the participant will receive an amount equal to the excess of the fair market value of one share of Common Stock on the date of exercise over the fair market value of one share of Common Stock on the grant date, multiplied by the number of shares of stock exercised under the SAR. In the case of a tandem SAR, the Committee may determine the exercise period of the SAR except that the exercise period may not exceed that of the related option. The participant may exercise the tandem SAR when the option is exercisable, surrender the option and receive on exercise an amount equal to the excess of the fair market value of one share of Common Stock on the date of exercise over the option purchase price, multiplied by the number of shares of stock covered by the surrendered option.

    - RESTRICTED STOCK. The Committee will also be authorized to award up to (but no more than) 1,000,000 shares of restricted Common Stock under the Plan upon such terms and conditions as it shall establish. The related award agreement will specify the period(s) of restriction, the number of shares of restricted Common Stock granted, such other provisions as the Committee shall determine including requiring that participants pay a stipulated purchase price for each share, restrictions based upon the achievement of specific performance goals, time-based restrictions or vesting following the attainment of the performance goals and/or restrictions under applicable federal or state securities laws. Although recipients may have the right to vote these shares from the date of grant, they will not have the right to sell or otherwise transfer the shares during the applicable period of restriction or until earlier satisfaction of any other conditions imposed by the Committee in its sole discretion. Participants may be credited or paid dividends on their shares of restricted stock or the Committee, in its discretion, may apply any restrictions to the payment of dividends that the Committee deems appropriate.

    Each award agreement for restricted stock will set forth the extent to which the participant will have the right to retain nonvested restricted stock following termination of the participant's employment or directorship with the Company. These provisions will be determined in the sole discretion of the Committee, need not be uniform among all shares of restricted stock issued pursuant to the Plan and may reflect distinctions based on reasons for termination of employment. Except in the case of terminations connected with a change in control and terminations by reason of death or disability, the vesting of restricted stock which qualifies for the Performance-Based Exception under
Section 162(m) and which are held by "Covered Employees" under Section 162(m) shall occur at the time it otherwise would have, but for the employment termination.

    - PERFORMANCE UNITS AND PERFORMANCE SHARES. The Committee will also have discretion to award performance units and performance shares under the Plan upon such terms and conditions as it shall establish. Each performance unit will have an initial value as determined by the Committee at the time of grant, while each performance share will have an initial value equal to the fair market value of one share of Common Stock on the date of grant. The payout on the number and value of the performance units and performance shares will be a function of the extent to which corresponding performance goals have been achieved.

    - PERFORMANCE MEASURES. The Committee may grant awards under the Plan subject to the attainment of certain specified performance measures. The performance measures with respect to Covered Employees which may be measured at the SCANA level, at a subsidiary level or at an operating unit level will be chosen from among earnings per share, return measures (including, but not limited to, return on assets, equity or sales), cash flow return on investments which equals net cash flow divided by owner's equity, earnings before or after taxes, gross revenues and share price (including, but not limited to, growth measures and total shareholder return). The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that awards which are designed to qualify for the Performance-Based Exception, and which are held by a Covered Employee, may not be adjusted upward (the Committee shall retain the discretion to adjust such awards downward).

    - CHANGE IN CONTROL. Upon the occurrence of a Change in Control, any and all options and SARs granted under the Plan will become immediately exercisable, and will remain exercisable throughout their entire term; and any restriction periods and restrictions imposed on restricted stock which are not performance-based shall lapse. The treatment of any other awards which are performance-based shall be addressed in the participant's related award agreement.

    - ADJUSTMENTS AND AMENDMENTS. The Plan provides for appropriate adjustments in the number of shares of Common Stock subject to awards and available for future awards in the event of changes in outstanding Common Stock by reason of a merger, stock split or certain other events.

    Subject to the terms of the Plan, the Committee may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part for any purpose which the Committee deems appropriate. However, no amendment shall without shareholder approval (i) increase the total number of shares of Common Stock that may be issued under the Plan or the maximum awards thereunder as set forth in Section 4.1 of the Plan or (ii) modify the requirements as to eligibility for benefits under the Plan and further subject to Section 14.3 of the Plan, no such amendment shall adversely affect any outstanding awards without the affected holder's consent.

    - NONTRANSFERABILITY. Except as provided in the Plan or in the related award agreement, no award granted pursuant to, and no right to payment under, the Plan shall be assignable or transferable by a Plan participant, and any option or similar right shall be exercisable during a participant's lifetime only by the participant.

    - DURATION OF THE PLAN. The Plan will remain in effect until all options and rights granted thereunder have been satisfied or terminated pursuant to the terms of the Plan, and all performance periods for performance-based awards granted thereunder have been completed. However, in no event will awards be granted under the Plan on or after December 31, 2009.

FEDERAL INCOME TAX CONSEQUENCES

    In connection with the Plan generally, and subject to Section 162(m), SCANA will receive an income tax deduction at the same time and in the same amount as any amount that is taxable to a participant as ordinary income. To the extent a participant realizes capital gains, SCANA will not be entitled to any deduction for federal income tax purposes.

    - OPTIONS. With respect to options which qualify as ISOs, a Plan participant will not recognize income for federal income tax purposes at the time options are granted or exercised. If the participant disposes of shares acquired by exercise of an ISO either before the expiration of two years from the date the options are granted or within one year after the issuance of shares upon exercise of the ISO (the "holding periods"), the participant will recognize in the year of disposition: (a) ordinary income, to the extent that the lesser of either (i) the fair market value of the shares on the date of option exercise, or (ii) the amount realized on disposition, exceeds the option price, and SCANA will be entitled to a corresponding deduction; and (b) capital gain, to the extent the amount realized on disposition exceeds the fair market value of the shares on the date of option exercise. If the shares are sold after expiration of the foregoing holding periods, the participant generally will recognize capital gain or loss equal to the difference between the amount realized on disposition and the option price and SCANA will not be entitled to any deduction on account thereof.
          With respect to NQSOs, the participant will recognize no income upon grant of the option. Upon exercise, the participant will recognize ordinary income to the extent of the excess of the fair market value of the shares on the date of option exercise over the amount paid by the participant for the shares, and SCANA will be entitled to a corresponding deduction. Upon a subsequent disposition of the shares received under the option, the participant generally will recognize capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition and SCANA will not be entitled to any deduction on account thereof.

    - SARS. The recipient of a grant of SARs will not realize taxable income and SCANA will not be entitled to a deduction with respect to such grant on the date of such grant. Upon the exercise of a SAR, the recipient will realize ordinary income, and SCANA will be entitled to a corresponding deduction, equal to the amount of cash received.

    - RESTRICTED STOCK. A participant holding restricted stock will, at the time the shares vest, realize ordinary income in an amount equal to the fair market value of the shares, and any cash received attributable to credited dividends, at the time of vesting over the purchase price thereof, if any, and SCANA will be entitled to a corresponding deduction for federal income tax purposes. Dividends paid to a participant on the shares of restricted stock during the restricted period, if any, will generally be ordinary income to the participant and deductible as such by SCANA.

    - PERFORMANCE UNITS AND PERFORMANCE SHARES. The recipient of a grant of performance units and/or performance shares will not realize taxable income and SCANA will not be entitled to a deduction with respect to such grant on the date of such grant. Upon the payout of such award, the recipient will realize ordinary income and SCANA will be entitled to a corresponding deduction, equal to the amount of cash and stock received.

NEW PLAN BENEFITS

    The benefits to be received under the Plan by particular individuals or groups are not determinable at this time.

ITEM 5 -- APPROVAL OF APPOINTMENT OF AUDITORS
--------------------------------------------------------------------------------

    The shares represented by your proxy will be voted (unless you indicate to the contrary) to ratify the selection of Deloitte & Touche LLP, independent public accountants, to examine the financial statements to be included in the 2000 Annual Report to Shareholders. Deloitte & Touche LLP examined the financial statements included in the 1999 Annual Report to Shareholders, which is being mailed to you with this Proxy Statement.

    Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make such statements as they may desire. The representatives are expected to be available to respond to appropriate questions from shareholders.

OTHER INFORMATION
--------------------------------------------------------------------------------

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The rules of the Securities and Exchange Commission require that SCANA disclose late filings of reports of beneficial ownership and changes in beneficial ownership by its directors, executive officers and greater than 10% beneficial owners. To the best of our knowledge, all filings on behalf of such persons were made on a timely basis in 1999, except that we filed late one report covering one transaction on behalf of Mr. Maceo K. Sloan.

SHAREHOLDER PROPOSALS AND RECOMMENDATIONS FOR A DIRECTOR NOMINEE

    Any shareholder may recommend to the Executive Committee, persons for nomination for director, by writing to the Corporate Secretary, 1426 Main Street, Columbia, South Carolina 29201.

    In order to be considered for inclusion in SCANA's Proxy Statement and Proxy Card for its 2001 Annual Meeting of Shareholders, a shareholder proposal must be received at the principal office of SCANA Corporation, 1426 Main Street, Columbia, South Carolina 29201, by November 17, 2000. Securities and Exchange Commission rules contain standards determining whether a shareholder proposal is required to be included in a proxy statement.

    Any shareholder who intends to present a proposal at SCANA's 2001 Annual Meeting of Shareholders without requesting SCANA to include the proposal in the proxy statement for that meeting should be aware that he must notify SCANA no later than January 31, 2001 of his intention to present the proposal. If a shareholder does not provide SCANA with notice by that date, proxies for the 2001 Annual Meeting may exercise discretionary voting authority with respect to the proposal and no mention of the matter of the proposal will be made in the proxy statement.

EXPENSES OF SOLICITATION

    This solicitation of proxies is being made by SCANA. We pay the cost of preparing, assembling and mailing this proxy-soliciting material, including certain expenses of brokers and nominees who mail proxy material to their customers or principals. SCANA has retained Beacon Hill, 90 Broad Street, New York, NY 10004, to assist in the solicitation of proxies for the 2000 Annual Meeting at a fee of $5,500 plus associated costs and expenses.

    In addition to the use of the mail, proxies may be solicited personally, by telephone or telegraph, or by SCANA officers and employees without additional compensation.

TICKETS TO THE ANNUAL MEETING

    If you plan to attend the Annual Meeting, please so indicate on your proxy card. An admission ticket is enclosed.

    If your shares are owned jointly and you need an additional ticket you should contact: the Corporate Secretary, SCANA Corporation, 1426 Main Street, Mail Code 13-4, Columbia, South Carolina 29201, (803) 217-9683. If you forget to bring an admission ticket, you will be admitted to the meeting only if you are listed as a shareholder of record as of the close of business on March 10, 2000 and bring proof of identification. If you hold your shares through a stockbroker or other nominee and fail to bring an admission ticket, you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your share ownership as of March 10, 2000.

SCANA CORPORATION

Lynn M. Williams
SECRETARY
MARCH 17, 2000

                                   APPENDIX A
                    SCANA LONG-TERM EQUITY COMPENSATION PLAN

                                                                 CONTENTS

 Article 1.  Establishment, Objectives, and Duration.....................     A-2

Article  2.  Definitions.................................................     A-2

Article  3.  Administration..............................................     A-5

Article  4.  Shares Subject to the Plan and Maximum Awards...............     A-5

Article  5.  Eligibility and Participation...............................     A-6

Article  6.  Stock Options...............................................     A-6

Article  7.  Stock Appreciation Rights...................................     A-8

Article  8.  Restricted Stock............................................     A-9

Article  9.  Performance Units and Performance Shares....................    A-10

Article 10.  Performance Measures........................................    A-11

Article 11.  Beneficiary Designation.....................................    A-12

Article 12.  Deferrals...................................................    A-12

Article 13.  Rights of Employees/Directors...............................    A-12

Article 14.  Change in Control...........................................    A-12

Article 15.  Amendment, Modification, and Termination....................    A-12

Article 16.  Withholding.................................................    A-13

Article 17.  Indemnification.............................................    A-13

Article 18.  Successors..................................................    A-14

Article 19.  Legal Construction..........................................    A-14

SCANA Corporation Long-Term Equity Compensation Plan
--------------------------------------------------------------------------------

ARTICLE 1. ESTABLISHMENT, OBJECTIVES, AND DURATION

1.1 ESTABLISHMENT OF THE PLAN. SCANA Corporation, a South Carolina corporation (hereinafter referred to as "SCANA"), hereby establishes an incentive compensation plan to be known as the "SCANA Corporation Long-Term Equity Compensation Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares, and Performance Units. Subject to approval by SCANA's stockholders, the Plan shall become effective as of January 1, 2000 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof. Any Awards which are made under the Plan prior to its approval by SCANA's stockholders are expressly contingent upon such approval and shall become null and void in the event such approval is not obtained.

 1.2 OBJECTIVES OF THE PLAN. The objectives of the Plan are to optimize the profitability and growth of the Company through long-term incentives which are consistent with the Company's goals and which link the personal interests of Participants to those of SCANA's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

    The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

 1.3 DURATION OF THE PLAN. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Article 15 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan more than ten (10) years after the Effective Date of the Plan.

ARTICLE 2. DEFINITIONS

    Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

 2.1 "AWARD" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Performance Units.

 2.2 "AWARD AGREEMENT" means an agreement entered into by SCANA and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

 2.3 "BENEFICIAL OWNER" or "BENEFICIAL OWNERSHIP"shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

 2.4 "BOARD" or "BOARD OF DIRECTORS" means the Board of Directors of SCANA.

 2.5 "CHANGE IN CONTROL" means a change in control of SCANA of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not SCANA is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if:

    (a) Any Person is or becomes the Beneficial Owner, directly or indirectly, of twenty-five percent (25%) or more of the combined voting power of the outstanding shares of capital stock of SCANA;

    (b) During any period of two (2) consecutive years (not including any period prior to December 18, 1996) there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board and any new director(s) whose election by the Board or nomination for election by SCANA's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved;

    (c) The issuance of an Order by the Securities and Exchange Commission
         (SEC), under Section 9(a)(2) of the Public Utility Holding Act of 1935 (the "1935 Act"), authorizing a third party to acquire more than five percent (5%) of SCANA's voting shares of capital stock;

    (d) The shareholders of SCANA approve a merger or consolidation of SCANA with any other corporation, other than a merger or consolidation which would result in the voting shares of capital stock of SCANA outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting shares of capital stock of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting shares of capital stock of SCANA or such surviving entity outstanding immediately after such merger or consolidation; or the shareholders of SCANA approve a plan of complete liquidation of SCANA or an agreement for the sale or disposition by SCANA of all or substantially all of SCANA's assets; or

    (e) The shareholders of SCANA approve a plan of complete liquidation, or the sale or disposition of South Carolina Electric & Gas Company (hereinafter SCE&G), South Carolina Pipeline Corporation, or any subsidiary of SCANA designated by the Board of Directors as a "Material Subsidiary," but such event shall represent a Change in Control only with respect to a Participant who has been exclusively assigned to SCE&G, South Carolina Pipeline Corporation, or the affected "Material Subsidiary".

2.6 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

2.7 "COMMITTEE" means any committee appointed by the Board to administer Awards to Employees, as specified in Article 3 herein. Any such committee shall be comprised entirely of Directors who satisfy the "outside director" requirements of Code Section 162(m) and who are "Non-Employee Directors" as defined in Rule 16b-3 under the Exchange Act.

2.8  "COMPANY" means SCANA and all of its Subsidiaries.

2.9 "COVERED EMPLOYEE" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of "covered employees," as defined in the regulations promulgated under Code
     Section 162(m), or any successor statute.

2.10 "DIRECTOR" means any individual who is a member of the Board of Directors of SCANA; provided, however, that any Director who is employed by the Company shall be considered an Employee under the Plan.

2.11 "DISABILITY" shall have the meaning ascribed to such term in the Participant's governing long-term disability plan, or if no such plan exists, by the Committee.

2.12 "EFFECTIVE DATE" shall have the meaning ascribed to such term in
     Section 1.1 hereof.

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2.13 "EMPLOYEE" means any employee of the Company. Directors who are employed by the Company shall be considered Employees under this Plan.

2.14 "ELIGIBLE EMPLOYEE" means an Employee who is anticipated to be a significant contributor to the success of the Company as determined by the Committee upon or without the recommendation of officers of the Company.

2.15 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.16 "FAIR MARKET VALUE" shall be determined on the basis of the opening sale price on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

2.17 "FREESTANDING SAR" means an SAR that is granted independently of any Options, as described in Article 7 herein.

2.18 "INCENTIVE STOCK OPTION" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code
     Section 422.

2.19 "NONQUALIFIED STOCK OPTION" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

2.20 "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

2.21 "OPTION PRICE" means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.22 "PARTICIPANT" means an Eligible Employee or a Director and who, in either case, has been selected to receive an Award or who has outstanding an Award granted under the Plan.

2.23 "PERFORMANCE-BASED EXCEPTION" means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.24 "PERFORMANCE SHARE" means an Award granted to a Participant, as described in Article 9 herein, that shall have an initial value equal to the Fair Market Value of a Share on the date of grant.

2.25 "PERFORMANCE UNIT" means an Award granted to a Participant, as described in
     Article 9 herein, that shall have an initial value that is established by the Committee on the date of grant.

2.26 "PERIOD OF RESTRICTION" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or the occurrence of other events as determined by the Committee, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

2.27 "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

2.28 "RESTRICTED STOCK" means an Award granted to a Participant pursuant to
     Article 8 herein.

2.29 "RETIREMENT" shall have the meaning ascribed to such term in the SCANA Corporation Retirement Plan.

2.30 "SHARES" means the shares of common stock of SCANA.

2.31 "STOCK APPRECIATION RIGHT" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

2.32 "SUBSIDIARY" means any corporation, partnership, joint venture, or other entity in which SCANA has a majority voting interest.

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2.33 "TANDEM SAR" means an SAR that is granted in connection with a related
     Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

ARTICLE 3. ADMINISTRATION

 3.1 GENERAL. The Plan shall be administered by the Committee. However, the full Board of Directors shall administer the Plan with respect to Awards granted to Directors and, in such cases, all applicable references to the Committee in the Plan shall be to the Board. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. The Committee shall have the authority to delegate administrative duties to officers of the Company or Directors.

 3.2 AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Articles of Incorporation or Bylaws of SCANA, and subject to the provisions herein, the Committee shall have full power to select Eligible Employees and Directors who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 15 herein) amend the terms and conditions of any outstanding Award as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan.

 3.3 DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including SCANA, its stockholders, Directors, Eligible Employees, Participants and their estates and beneficiaries.

ARTICLE 4. SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

 4.1 NUMBER OF SHARES AVAILABLE FOR GRANTS. Subject to adjustment as provided in
     Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be five million (5,000,000), no more than one million (1,000,000) of which may be granted in the form of Restricted Stock. The following rules shall apply to grants of Awards under the Plan:

    (a) STOCK OPTIONS: The maximum aggregate number of Shares that may be granted in the form of Stock Options, pursuant to any Award granted in any one fiscal year to any one single Participant shall be three hundred thousand (300,000) Shares.

    (b) SARS: The maximum aggregate number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to any Award granted in any one fiscal year to any one single Participant shall be three hundred thousand (300,000) Shares.

    (c) RESTRICTED STOCK: The maximum aggregate grant with respect to Awards of Restricted Stock granted in any one fiscal year to any one Participant shall be one hundred fifty thousand (150,000) Shares.

    (d) PERFORMANCE SHARES: The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Awards of Performance Shares granted in any one fiscal year to any one Participant shall be equal to the value of two hundred thousand (200,000) Shares.

    (e) PERFORMANCE UNITS: The maximum aggregate payout (determined as of the end of the applicable performance period) with respect to Awards of Performance Units granted in any one fiscal year to any one Participant shall be equal to the value of one million dollars ($1,000,000).

 4.2 ADJUSTMENTS FOR AWARDS AND PAYOUTS. Unless determined otherwise by the Committee, the following Awards and Payouts shall reduce, on a one-for-one basis, the number of Shares available for issuance under the Plan:

    (a) An Award of an Option;

    (b) An Award of an SAR (except a Tandem SAR);

    (c) An Award of Restricted Stock;

    (d) A payout of a Performance Share Award in Shares; and

    (e) A payout of a Performance Unit Award in Shares.

    Unless determined otherwise by the Committee, unless a Participant has received a benefit of ownership such as dividend or voting rights with respect to the Award, the following transactions shall restore, on a one-for-one basis, the number of Shares available for issuance under the
    Plan:

    (a) A payout of an SAR, Tandem SAR, or Restricted Stock Award in the form of cash; and

    (b) A cancellation, termination, expiration, forfeiture or lapse for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Options, or the termination of a related Option upon exercise of the corresponding Tandem SAR) of any Award payable in Shares.

 4.3 ADJUSTMENTS IN AUTHORIZED SHARES. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of SCANA, any reorganization (whether or not such reorganization comes within the definition of such term in Code
     Section 368) or any partial or complete liquidation of SCANA, such adjustment shall be made in the number and class of Shares which may be delivered under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in Section 4.1, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

ARTICLE 5. ELIGIBILITY AND PARTICIPATION

 5.1 ELIGIBILITY. Persons eligible to participate in this Plan include all Eligible Employees and Directors. In no event, however, shall any ISOs be granted to any person who owns more than 10% of the total combined voting power of all classes of stock of SCANA.

 5.2 ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select in its sole and broad discretion, upon or without the recommendation of officers of the Company, from all Eligible Employees and Directors, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 6. STOCK OPTIONS

 6.1 GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

 6.2 AWARD AGREEMENT. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

 6.3 OPTION PRICE. The Option Price for each grant of an Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

 6.4 DURATION OF OPTIONS. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

 6.5 EXERCISE OF OPTIONS. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

 6.6 PAYMENT. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to SCANA, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

    The Option Price upon exercise of any Option shall be payable to SCANA in full either: (a) in cash or its equivalent, or (b) if permitted by the Award Agreement, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) if permitted by the Award Agreement, by a combination of (a) and (b).

    The Committee also may allow cashless exercise as permitted under the Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

    Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, SCANA shall deliver to the Participant, in the Participant's name, certificates evidencing the number of Shares purchased under the Option(s).

 6.7 RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

 6.8 TERMINATION OF EMPLOYMENT/DIRECTORSHIP. Each Participant's Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant's employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.9 NONTRANSFERABILITY OF OPTIONS.

    (a) INCENTIVE STOCK OPTIONS. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

    (c) NONQUALIFIED STOCK OPTIONS. Except as otherwise provided in a Participant's

         Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 7. STOCK APPRECIATION RIGHTS

 7.1 GRANT OF SARS. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs or any combination of these forms of SAR.

    The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

    The grant price of a Freestanding SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related Option.

 7.2 EXERCISE OF TANDEM SARS. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

    Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO;
    (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and
    (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

 7.3 EXERCISE OF FREESTANDING SARS. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

 7.4 SAR AGREEMENT. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

 7.5 TERM OF SARS. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

 7.6 PAYMENT OF SAR AMOUNT. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

    (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

    (b) The number of Shares with respect to which the SAR is exercised.

    At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The Committee's determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

 7.7 TERMINATION OF EMPLOYMENT/DIRECTORSHIP. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

 7.8 NONTRANSFERABILITY OF SARS. Except as otherwise provided in a Participant's Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

ARTICLE 8. RESTRICTED STOCK

 8.1 GRANT OF RESTRICTED STOCK. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

 8.2 RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

 8.3 NONTRANSFERABILITY. Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant for the Period of Restriction.

 8.4 OTHER RESTRICTIONS. Subject to Article 10 herein, the Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable federal or state securities laws. The Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

    Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

 8.5 VOTING RIGHTS. Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.

 8.6 DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited or paid regular cash dividends with respect to such Shares or the Committee may apply any restrictions to the payment of dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Stock granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Stock, such that the dividends and/or the Restricted Stock maintain eligibility for the Performance-Based Exception.

 8.7 TERMINATION OF EMPLOYMENT/DIRECTORSHIP. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive nonvested Restricted Stock following termination of the Participant's employment or directorship with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination; provided, however that, except in the cases of terminations connected with a Change in Control and terminations by reason of death or Disability, the vesting of Shares of Restricted Stock which qualify for the Performance-Based Exception and which are held by Covered Employees shall occur at the time they otherwise would have, but for the termination.

ARTICLE 9. PERFORMANCE UNITS AND PERFORMANCE SHARES

 9.1 GRANT OF PERFORMANCE UNITS/SHARES. Subject to the terms of the Plan, Performance Units, and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

 9.2 VALUE OF PERFORMANCE UNITS/SHARES. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance goals must be met shall be called a "Performance Period."

 9.3 EARNING OF PERFORMANCE UNITS/SHARES. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/ Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

 9.4 FORM AND TIMING OF PAYMENT OF PERFORMANCE UNITS/SHARES. Payment of earned Performance Units/Shares shall be made in a single lump sum following the close of the applicable Performance Period. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/ Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

    At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Shares which have been earned, but not yet distributed to Participants.

 9.5 TERMINATION OF EMPLOYMENT/DIRECTORSHIP DUE TO DEATH, DISABILITY OR RETIREMENT. Unless determined otherwise by the Committee and set forth in the Participant's Award Agreement, in the event the employment or directorship of a Participant is terminated by reason of death, Disability, or Retirement during a Performance Period, the Participant shall receive a payout of the

     Performance Units/Shares which is prorated, as specified by the Committee in its discretion. Payment of earned Performance Units/Shares shall be made at a time specified by the Committee in its sole discretion and set forth in the Participant's Award Agreement. Notwithstanding the foregoing, with respect to Covered Employees who retire during a Performance Period, payments shall be made at the same time as payments are made to Participants who did not terminate employment during the applicable Performance Period.

 9.6 TERMINATION OF EMPLOYMENT/DIRECTORSHIP FOR OTHER REASONS. In the event that a Participant's employment or directorship terminates for any reason other than those reasons set forth in Section 9.5 herein, all Performance Units/Shares shall be forfeited by the Participant to the Company unless determined otherwise by the Committee, as set forth in the Participant's Award Agreement.

 9.7 NONTRANSFERABILITY. Except as otherwise provided in a Participant's Award Agreement, Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, a Participant's rights under the Plan with respect to Performance Units/ Shares shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

ARTICLE 10. PERFORMANCE MEASURES

    Unless and until the Committee proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants may be measured at the SCANA level, at a subsidiary level, or at an operating unit level and shall be chosen from among:

    Earnings per share; Return measures (including, but not limited to, return on assets, equity, or sales); Cash flow return on investments which equals net cash flow divided by owners equity;

    Earnings before or after taxes;

    Gross revenues; and Share price (including, but not limited to, growth measures and total shareholder return).

    The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by a Covered Employee, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

    In the event that applicable tax and/or securities laws change to permit the Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code
Section 162(m).

    In the case of any Award which is granted subject to the condition that a specified performance measure be achieved, no payment under such Award shall be made prior to the time that the Committee certifies in writing that the performance measure has been satisfied. For this purpose, approved minutes of the Committee meeting at which the certification is made will be treated as a written certification. No such certification is required, however, in the case of an Award that is based solely on an increase in the value of a Share from the date such Award was made.

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ARTICLE 11. BENEFICIARY DESIGNATION

    Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

ARTICLE 12. DEFERRALS

    The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 13. RIGHTS OF EMPLOYEES/DIRECTORS

13.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

13.2 PARTICIPATION. No Eligible Employee or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

ARTICLE 14. CHANGE IN CONTROL

14.1 OUTSTANDING AWARDS. Upon the occurrence of a Change in Control, any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term; and any restriction periods and restrictions imposed on Restricted Stock which are not performance-based shall lapse. The treatment of any other Awards which are performance-based shall be addressed in the Participant's Award Agreement.

14.2 TERMINATION, AMENDMENT, AND MODIFICATIONS OF CHANGE-IN-CONTROL PROVISIONS. Notwithstanding any other provision of this Plan (but subject to the limitations of Section 15.3 hereof) or any Award Agreement provision, the provisions of this Article 14 and the "change in control" provisions of any Award Agreement may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards; provided, however, the Committee may terminate, amend, or modify this Article 14 at any time and from time to time prior to the date of a Change in Control.

14.3 POOLING OF INTERESTS ACCOUNTING. Notwithstanding any other provision of the Plan to the contrary, in the event that the consummation of a Change in Control is contingent on using pooling of interests accounting methodology, the Committee may take any action necessary to preserve the use of pooling of interests accounting.

ARTICLE 15. AMENDMENT, MODIFICATION, AND TERMINATION

15.1 AMENDMENT, MODIFICATION, AND TERMINATION. Subject to the terms of the Plan, the Committee may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part for

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     any purpose which the Committee deems appropriate; provided, however, no amendment shall without shareholder approval (i) increase the total number of Shares that may be issued under the Plan or the maximum awards thereunder as set forth in Section 4.1 or (ii) modify the requirements as to eligibility for benefits under the Plan.

15.2 ADJUSTMENT OF AWARDS UPON THE OCCURRENCE OF CERTAIN UNUSUAL OR NONRECURRING EVENTS. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that, unless the Committee determines otherwise at the time such adjustment is considered, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of Section 162(m) of the Code, as from time to time amended.

15.3 AWARDS PREVIOUSLY GRANTED. Notwithstanding any other provision of the Plan to the contrary (but subject to Section 14.3 hereof), no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

15.4 COMPLIANCE WITH CODE SECTION 162(M). At all times when Code Section 162(m) is applicable, all Awards granted under this Plan to Covered Employees shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 15, make any adjustments it deems appropriate.

ARTICLE 16. WITHHOLDING

16.1 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

16.2 SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having SCANA withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 17. INDEMNIFICATION

    Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by SCANA against and from any loss, cost, liability, or

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expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with SCANA's approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give SCANA an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under SCANA's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that SCANA may have to indemnify them or hold them harmless.

ARTICLE 18. SUCCESSORS

    All obligations of SCANA under the Plan with respect to Awards granted hereunder shall be binding on any successor to SCANA.

ARTICLE 19. LEGAL CONSTRUCTION

19.1 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

19.2 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.3 REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

19.4 SECURITIES LAW COMPLIANCE. With respect to officers and directors of the Company subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

19.5 GOVERNING LAW. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of South Carolina.

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